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                                                                 Exhibit 23.1(c)

                Consents of Independent Auditors of the Insurer


The Board of Directors
Financial Guaranty Insurance Company:


We consent to the use of our report dated January 19, 1996 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 included in the Form 8-K of EQCC Receivables Corporation and EQCC Asset Backed Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


Our Report refers to changes, in 1993, in accounting methods for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                        /s/ KPMG Peat Marwick LLP


New York, New York
December 18, 1996